UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2014, the Company announced that it had entered into the Waiver and Forbearance Agreement (as amended or modified from time to time, the "Waiver") with lenders (the "Lenders") constituting "Majority Lenders" under the Fourth Amended and Restated Credit Facility, dated as of June 20, 2012, by and among the Company, the Royal Bank of Scotland plc, and the lenders party thereto (the "Credit Agreement").

Under the terms of the Waiver, the Lenders agreed to waive until June 30, 2014 certain potential events of default, subject to the Company's compliance with the terms, conditions and milestones as set forth in the Waiver. On April 30, 2014, the Company and the Lenders entered into Amendment No. 2 to the Waiver (the "Amendment") to facilitate continued discussions between the Company and its Lenders.  Pursuant to the Amendment, the milestone requiring the Company and the Majority Lenders to (i) agree on terms of a restructuring of the obligations outstanding under the Credit Agreement (a "Restructuring") and (ii) execute a binding restructuring support agreement or similar agreement documenting such agreed-upon terms has been extended from April 30, 2014 to May 15, 2014.

The Waiver remains in effect on substantially the same terms and conditions, with certain modifications as set forth in the Amendment.  There can be no assurance that the Company will be able to comply with the terms, conditions and milestones set forth in the Waiver, particularly those that are outside of the Company's exclusive control.

The Company continues to have discussions with representatives of the Lenders pursuant to the Waiver.  Although there can be no assurance that the Company will be able to reach an agreement with the Lenders regarding the terms of a Restructuring, it is expected that any Restructuring transaction would be substantially dilutive to the Company's current shareholders.  Additional discussion regarding the impact of a failure to reach a consensual resolution with the Lenders can be found in the Company's Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014.

A copy of the Amendment is attached hereto as Exhibit 10.1.

A copy of the Waiver is attached as Exhibit 10.11 to our Annual Report on Form 10-K for the year ended December 31, 2013.  A copy of Amendment No. 1 to the Waiver is attached as Exhibit 10.1 to our Form 8-K filed on April 15, 2014.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits:

Exhibit No.	Description

10.1	Amendment No. 2 to Waiver and Forbearance Agreement entered into between Eagle Bulk Shipping Inc. and certain lenders under its Fourth Amended and Restated Credit Agreement, dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: April 30, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer